UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

April 27, 2004

Cable Design Technologies Corporation

(Exact name of registrant as specified in charter)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 North Roselle Road

Schaumburg, IL 60195

(Address of Principal Executive Offices, including Zip Code)

(847) 230-1900

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

EXPLANATORY NOTE

The Form 8-K/A for Cable Design Technologies Corporation (the “Company”) amends certain of the risk factors included in the Company’s Form 8-K filed on March 15, 2004 in response to comments provided by the Securities and Exchange Commission in connection with the Company’s filing of Amendment No. 1 to Registration Statement on Form S-3, File No. 333-110944, filed on March 15, 2004. The risk factors included in this Form 8-K/A, together with the risk factors included in the Form 8-K filed on March 15, 2004 update and supplement the risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2003.

Items 5.  Other Events

Cable Design Technologies Corporation wishes to disclose the following risk factors relating to the Company and its business:

Risk Factors

Price fluctuations or shortages of raw materials could decrease our sales and net income. Copper is a principal raw material purchased by us and our sales could decrease if we were unable to obtain adequate supplies of copper. Significant fluctuations in the price of copper or other raw materials could cause our costs to increase. We generally do not engage in hedging transactions for copper or other raw materials and we may not be able to pass on increases in the price of copper and other raw materials to our customers. The inability of suppliers to supply raw materials used in our production could also significantly impact our ability to produce products, and thus reduce our sales, until a replacement supplier is found or substitute materials are approved for use.

Potential environmental, product, warranty or other liabilities could cause us to incur additional costs and decrease our net income. Risk of environmental, product and warranty liabilities, and other costs associated therewith, are inherent in the nature of our business. Although we do not currently know of any material environmental, product or warranty liabilities, such costs may arise in the future.

Losing the services of key personnel or adverse relations with employees could decrease our operating efficiency and profitability. Our continued success depends on the efforts and abilities of our executive officers and other key employees. The loss of any of our executive officers or other key employees could decrease our efficiency and profitability. In addition, in connection with the relocation of our principal executive officers and the corporate financial organization to Schaumburg, Illinois and the creation of a shared services organization, we may experience disruption or other issues if we are unable to staff key positions in our new offices or prematurely lose the services of employees who have elected not to relocate or who are not being moved to the shared services organization. Our ability to attract and retain quality employees in all disciplines is important to our future success.

Anti-takeover provisions could delay or prevent a change in control or decrease the price of our common stock. Provisions of our Rights Plan and our certificate of incorporation, and provisions of the Delaware General Corporation Law could each have the effect of deterring hostile takeovers or delaying, deterring or preventing a change in control of the Company, including transactions in which stockholders might otherwise receive a premium for their shares over current market prices.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLE DESIGN TECHNOLOGIES CORPORATION

Date: April 27, 2004	By:	/S/ CHARLES B. FROMM

Charles B. Fromm Vice President, Secretary & General Counsel

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